UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Joint Compensation, Nominating and Corporate Governance Committee (the “Committee”) of the Boards of Directors of Banc of California, Inc. (the “Company”) and its wholly owned banking subsidiary Banc of California, National Association (the “Bank”), with the assistance of its independent compensation consultant and external legal advisors, has undertaken a holistic review of the Company’s compensation programs, including performance metrics, in view of the Company’s significant growth in assets and profitability, as well as the Company’s expanding and changing business mix. As part of this review the Company sought greater standardization of its executive contracts and the inclusion of certain provisions that the Committee deemed to represent best practice enhancements. In connection with its review, the Committee considered the views of certain of its major stockholders. This comprehensive review has resulted in the adoption of the following agreements:

Employment Arrangements with Steven A. Sugarman

Consistent with the Company’s prior disclosure regarding the Committee’s evaluation of the employment arrangements of the Company’s Chairman, President and Chief Executive Officer (Steven A. Sugarman) and management in the context of current best practices and regulatory objectives, on March 24, 2016, the Company and the Bank entered into an amended and restated employment agreement (the “Sugarman Employment Agreement”), with Mr. Sugarman.

In connection with his entry into the Sugarman Employment Agreement, Mr. Sugarman also entered into a waiver letter with the Company (the “Sugarman Waiver Letter”) under which he relinquished his right to certain antidilution protections for future issuances of capital stock under his existing stock appreciation rights. The Sugarman Employment Agreement, which amends and restates Mr. Sugarman’s prior employment agreement in its entirety, provides for an initial term of three years, with an automatic renewal on the first anniversary of the effective date and on each anniversary thereafter, unless previously terminated or unless the Company timely provides a notice of non-renewal to Mr. Sugarman. The Sugarman Employment Agreement provides Mr. Sugarman with a minimum annual base salary of $800,000 and a target annual bonus of 100% of base salary (with no more than 50% of the actual annual bonus for any year to be paid in the form of equity awards).

If Mr. Sugarman’s employment is terminated by the Company without cause or Mr. Sugarman resigns his employment with good reason, he will be entitled to: (a) cash severance in an amount equal to three times the sum of his base salary and target annual bonus; (b) a prorated annual bonus for the year of termination; (c) the immediate vesting of any outstanding equity awards held by him, with any stock options or stock appreciation rights remaining exercisable for the remainder of their original full terms; and (d) 36 months of continued medical and dental benefits. Under the Sugarman Employment Agreement, Mr. Sugarman is also subject to customary confidentiality and employee nonsolicitation restrictions.

The Sugarman Waiver Letter also provides, in partial consideration for the aforementioned relinquishment of certain antidilution protections of Mr. Sugarman’s existing stock appreciation rights, for a grant of a one-time restricted stock award having an aggregate grant date fair market value of up to $5 million, subject to the Company’s achievement of certain performance goals. The restricted stock award, if earned pursuant to the achievement of performance goals, would be expected to vest on March 24, 2017, subject to Mr. Sugarman’s continued employment and subject to accelerated vesting in the event of Mr. Sugarman’s earlier termination of employment without cause, with good reason, or due to death or disability. In the Committee’s discretion, the restricted stock would also be subject to restrictions on sale or transfer for an additional four-year period following the vesting date.

Employment Agreement with James J. McKinney

On March 24, 2016, the Company entered into an employment agreement, effective as of April 1, 2016 (the “McKinney Employment Agreement”), with James J. McKinney, the Company’s Executive Vice President and Chief Financial Officer.

The McKinney Employment Agreement, which amends and restates Mr. McKinney’s prior employment agreement in its entirety, provides for an initial term of two years, with an automatic renewal for one year on the second anniversary of the effective date and on each anniversary thereafter, unless previously terminated or unless either party timely provides a notice of non-renewal. The McKinney Employment Agreement provides Mr. McKinney with an annual base salary of $500,000 and a target annual bonus of 100% of base salary.

If Mr. McKinney’s employment is terminated by the Company without cause or Mr. McKinney resigns his employment with good reason, he will be entitled to cash severance in an amount equal to the base salary payable through the end of the then-current term under the McKinney Employment Agreement. Under the McKinney Employment Agreement, Mr. McKinney is also subject to customary confidentiality and employee nonsolicitation restrictions.

Employment Agreement with Brian Kuelbs

On March 24, 2016, the Company entered into an employment agreement, effective as of April 1, 2016 (the “Kuelbs Employment Agreement”), with Brian Kuelbs, the Company’s Executive Vice President and Chief Investment Officer.

The Kuelbs Employment Agreement provides for an initial term of two years, with an automatic renewal for one year on the second anniversary of the effective date and on each anniversary thereafter, unless previously terminated or unless either party timely provides a notice of non-renewal. The Kuelbs Employment Agreement provides Mr. Kuelbs with an initial annual base salary of $500,000, a target annual bonus of 100% of base salary, and a signing option grant with respect to 120,000 shares of the Company’s common stock, which grant will vest in equal installments over a five-year period following the effective date, subject to Mr. Kuelbs’s continued employment and the attainment of certain performance objectives.

If Mr. Kuelbs’s employment is terminated by the Company without cause or Mr. Kuelbs resigns his employment with good reason, he will be entitled to cash severance in an amount equal to the base salary payable through the end of the then-current term under the Kuelbs Employment Agreement. Under the Kuelbs Employment Agreement, Mr. Kuelbs is also subject to customary confidentiality and employee nonsolicitation restrictions.

Employment Agreement with J. Francisco A. Turner

On March 24, 2016, the Bank entered into an employment agreement, effective as of April 1, 2016 (the “Turner Employment Agreement”), with J. Francisco A. Turner, the Company’s Executive Vice President and Chief Strategy Officer.

The Turner Employment Agreement, which amends and restates Mr. Turner’s prior employment agreement in its entirety, provides for an initial term of three years, with an automatic renewal for two years on the third anniversary of the effective date and on each anniversary thereafter, unless previously terminated or unless the Bank timely provides a notice of non-renewal. The Turner Employment Agreement provides Mr. Turner with an initial annual base salary of $500,000, a target annual bonus of 100% of base salary, a target incentive bonus of 100% of base salary, and a signing restricted stock grant with respect to 50,000 shares of the Company’s common stock, which grant will vest in equal installments over a five-year period following the effective date, subject to Mr. Turner’s continued employment and the attainment of certain performance objectives.

If Mr. Turner’s employment is terminated by the Bank without cause or Mr. Turner resigns his employment with good reason, he will be entitled to: (a) cash severance in an amount equal to 1.5 times (2.0 times, in the case of such a termination of employment within two years following a change in control) the sum of his base salary and target annual bonus; (b) a prorated annual bonus for the year of termination; (c) the immediate vesting of any outstanding equity awards held by him, with any stock options or stock appreciation rights remaining exercisable for the remainder of their original full terms; and (d) 18 months (24 months, in the case of such a termination of employment within two years following a change in control) of continued medical and dental benefits. Under the Turner Employment Agreement, Mr. Turner is also subject to customary confidentiality and employee nonsolicitation restrictions.

Employment Agreement with Thedora Nickel

On March 24, 2016, the Company entered into an employment agreement, effective as of April 1, 2016 (the “Nickel Employment Agreement”), with Thedora Nickel, the Company’s Executive Vice President and Chief Administrative Officer.

The Nickel Employment Agreement, which amends and restates Ms. Nickel’s prior employment agreement in its entirety, provides for an initial term of two years, with an automatic renewal for one year on the second anniversary of the effective date and on each anniversary thereafter, unless previously terminated or unless either party timely provides a notice of non-renewal. The Nickel Employment Agreement provides Ms. Nickel with an annual base salary of $300,000 and a target annual bonus of 50% of base salary.

If Ms. Nickel’s employment is terminated by the Company without cause or Ms. Nickel resigns her employment with good reason, she will be entitled to cash severance in an amount equal to the base salary payable through the end of the then-current term under the Nickel Employment Agreement. Under the Nickel Employment Agreement, Ms. Nickel is also subject to customary confidentiality and employee nonsolicitation restrictions.

Indemnification Agreements

On March 24, 2016, the Company entered into its standard indemnification agreement with each of Mr. Seabold, Mr. Grosvenor, Mr. Boyle, Mr. Turner, Mr. Kuelbs, Mr. McKinney, and Ms. Nickel, the form of which is filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The foregoing descriptions of the Sugarman Employment Agreement, Sugarman Waiver Letter, McKinney Employment Agreement, Kuelbs Employment Agreement, Turner Employment Agreement, and Nickel Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sugarman Employment Agreement, Sugarman Waiver Letter, McKinney Employment Agreement, Kuelbs Employment Agreement, Turner Employment Agreement, and Nickel Employment Agreement, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Current Report on Form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: March 25, 2016	By:	/s/ John C. Grosvenor
	Name:	John C. Grosvenor
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of March 24, 2016, by and among Banc of California, Inc., Banc of California, National Association, and Steven A. Sugarman

10.2	Letter Agreement, dated as of March 24, 2016, by and between Banc of California, Inc. and Steven A. Sugarman

10.3	Amended and Restated Employment Agreement, dated as of March 24, 2016, by and between Banc of California, Inc. and James J. McKinney

10.4	Employment Agreement, dated as of March 24, 2016, by and between Banc of California, Inc. and Brian Kuelbs

10.5	Amended and Restated Employment Agreement, dated as of March 24, 2016, by and between Banc of California, National Association, and J. Francisco A. Turner

10.6	Amended and Restated Employment Agreement, dated as of March 24, 2016, by and among Banc of California, Inc. and Thedora Nickel